VENABLE, BAETJER AND HOWARD, LLP
          Including professional corporations        OFFICES IN

          1800 Mercantile Bank & Trust Building      MARYLAND
          Two Hopkins Plaza                          WASHINGTON, D.C.
          Baltimore, Maryland  21201-2978            VIRGINIA
          (410) 244-7400, Fax (410) 244-7742

     VENABLE                                         Thomas P. Perkins, III P.C.
ATTORNEYS AT LAW                                     (410) 244-7510


                              August 6, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

     Re:  SEC File No. 70-9165
          Application or Declaration Under the Public Utility
          Holding Company Act of 1935 of PP&L Resources, Inc.
          ---------------------------------------------------

Ladies and Gentlemen:

          Attached hereto is a copy of the ruling ("Ruling") dated September 3, 1997, issued at the direction of the Maryland Public Services Commission (the "Maryland Commission"). The Maryland Commission's Ruling was based upon the joint request of PP&L Resources, Inc., Keystone Merger Corp., Penn Fuel Gas, Inc. and PFG Gas, Inc., requesting that the Maryland Commission not exercise jurisdiction in connection with the Agreement and Plan of Merger dated as of June 26, 1997 by and among PP&L Resources, Inc., Keystone Merger Corp. and Penn Fuel Gas, Inc. (the "Agreement"). The undersigned appeared as counsel for PP&L Resources, Inc. at the hearing held before the Maryland commissino on September 3, 1997. As set forth in the Ruling, the Maryland Commission declined to exercise jurisdiction on the grounds that the Agreement does not materially affect the franchise or rights of PFG Gas, Inc. in Maryland, within the meaning of Section 24(b)(1) of Article 78 of the Annotated Code of Maryland.

          In the eleven months since the issuance of the Ruling, the Maryland Commission has not taken any further action in connection with this matter. The "retained authority to institute proceedings" referenced in the Ruling is standard language generally included by the Maryland Commission in similar rulings to reserve its right to institute proceedings if, in any particular case, there is a material change in the facts in this matter with regard to the Maryland aspects of the Agreement.

          Based on extensive experience in appearing before the Maryland Commission, it is my considered opinion that the Agreement can be consummated without any likelihood that the Maryland Commission will institute any proceedings in connection therewith.

                              Very truly yours,

                              Venable, Baetjer and Howard, LLP


                              By: /s/ Thomas P. Perkins, III
                                  --------------------------------
                                  Thomas P. Perkins, III, P.C.

BAODOCSI\0061107.01

                         [STATE OF MARYLAND LOGO]

    COMMISSIONERS                                       BRYAN G. MOORHOUSE
       --------                                           GENERAL COUNSEL
H. RUSSELL FRISBY, JR.                                   DANIEL P. GAHAGAN
       CHAIRMAN                                         EXECUTIVE SECRETARY
   CLAUDE M. LIGON                                       GREGORY V. CARMEAN
 E. MASON HENDRICKSON                                    EXECUTIVE DIRECTOR
    SUSANNE BROGAN
   GERALD L. THORPE

                         PUBLIC SERVICE COMMISSION
                       WILLIAM DONALD SCHAEFER TOWER
                             6 ST. PAUL STREET
                      BALTIMORE, MARYLAND 21202-6806
                              (410) 767-8000
                         FAX NUMBER (410) 333-6495


#17,9/3/97AM;ML#58120,S-315

                                   September 3, 1997


Thomas P. Perkins, III
Venable, Baetjer and Howard, LLP
1800 Mercantile Bank & Trust Building
Two Hopkins Plaza
Baltimore, Maryland  21201

Dear Mr. Perkins:

     This is to advise you that the Commission has reviewed the August 1, 1997 filing by PFG Gas, Inc. regarding the Agreement and Plan of Merger by and among Penn Fuel Gas, Inc., PP&L Resources, Inc. and Keystone Merger Corp.

     After considering this matter at the September 3, 1997 Administrative Meeting, the Commission noted the transaction and retained authority to institute proceedings if and when appropriate, but declined to do so at this time.

                                   By Direction of the Commission,


                                   /s/ Daniel P. Gahagan
                                   -------------------------------
                                   Daniel P. Gahagan
                                   Executive Secretary

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